Exhibit 99.2

May 9, 2017
For Immediate Release

Contacts:
Brett Caines | CFO
Investor Relations
910.796.1645

Micah Davis | Marketing Director
Media Relations
910.550.2255

Live Oak Bancshares to Host Investor Conference Call

WILMINGTON, North Carolina - May 9, 2017 - Live Oak Bancshares, Inc. (“Live Oak”) (Nasdaq: LOB) will host a conference call on Wednesday, May 10, 2017, at 9:00 a.m. EST. On the conference call, senior management from Live Oak will review Live Oak’s announcement of a joint venture with First Data Corporation (NYSE: FDC).

To access this call, dial (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 20039141. A live webcast of the conference call will be available on the Investor Relations page of the company's website at http://investor.liveoakbank.com/.

After the conference call, a replay will be available until May 17, 2017, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company, a national online platform for small business lending.

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